UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2013

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On June 28, 2013, Allscripts Healthcare Solutions, Inc. (the “Company”) and Allscripts Healthcare, LLC entered into a Credit Agreement (the “New Credit Agreement”) with Citibank, N.A., as syndication agent, KeyBank National Association, SunTrust Bank, Deutsche Bank Securities Inc. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-documentation agents, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto. J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (the “Lead Arrangers”) served as lead arrangers and bookrunners in connection with the Credit Agreement. The New Credit Agreement provides for a $225 million senior secured term loan (the “Term Loan”) and a $425 million senior secured revolving facility (the “Revolving Facility”), each with a five year term. The Term Loan is repayable in quarterly installments commencing on September 30, 2013. A total of up to $50 million of the Revolving Facility is available for the issuance of letters of credit, up to $10 million of the Revolving Facility is available for swingline loans, and up to $100 million of the Revolving Facility could be borrowed under certain foreign currencies. On June 28, 2013, the Company borrowed $60 million under the Revolving Facility in connection with its entry into the New Credit Agreement.

The proceeds of the Term Loan will be used to repay the existing debt under the Credit Agreement, dated as of August 20, 2010, as amended and restated as of March 31, 2011 (the “Old Credit Agreement”), among the Company, Allscripts Healthcare, LLC, JPMorgan Chase Bank, as administrative agent, the lenders party thereto and certain other agents party thereto, to repay the existing debt under the Incremental Assumption Agreement, dated as of June 11, 2012 (the “Incremental Assumption Agreement”), among the Company, J. P. Morgan Securities LLC, Mizuho Corporate Bank, LTD., SunTrust Robinson Humphrey, Inc. and other participating lenders party thereto, and to pay fees and expenses in connection with the refinancing. In conjunction with the closing of the New Credit Agreement, the Company used a portion of the proceeds from the borrowings under the Revolving Facility to refinance the seller notes and deferred purchase price obligations incurred in connection with the Company’s acquisition of dbMotion, Ltd. The proceeds of the Revolving Facility can be used to finance the Company’s working capital needs and for general corporate purposes, including, without limitation, financing of permitted acquisitions, and for share repurchases. The Company is also permitted to add one or more incremental revolving and/or term loan facilities in an aggregate amount of up to $250 million, subject to certain conditions.

Borrowings under the new senior secured credit facilities will bear interest, at the Company’s option (except with respect to foreign currency loans), at a rate per annum equal to either (1) the rate (adjusted for statutory reserve requirements for eurocurrency liabilities and mandatory costs, if any) for deposits in the applicable currency for a period equal to one, two, three or six months or, with respect to loans under the Revolving Facility denominated in United States dollars, subject to availability to all affected lenders, 7 or 14 days (as selected by the Company), appearing on pages LIBOR01 or LIBOR02 or other page displaying such rate for such currency of the Reuters Screen (the “Eurocurrency Rate”) plus the applicable margin or (2) the highest of (a) the rate of interest publicly announced by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City, (b) the federal funds effective rate from time to time plus 0.5%, and (c) the Eurocurrency Rate for United States dollars for a one month interest period plus 1.0%, plus, in each case, the applicable margin. Foreign currency loans will bear interest according to clause (1) above with certain adjustments and fees applicable to fronted foreign currency loans. The applicable margin for borrowings under the Company’s new senior secured credit facilities will initially be 1.25% for all loans except for loans based on the Eurocurrency Rate, for which the applicable margin will initially be 2.25%.

Subject to certain agreed upon exceptions, all obligations under the Company’s new senior secured credit facilities will be guaranteed by each of the Company’s existing and future direct and indirect material domestic subsidiaries, other than Coniston Exchange LLC and any domestic subsidiary owned by one of the Company’s foreign subsidiaries, including dbMotion, Ltd. (the “Guarantors”) pursuant to a related Guarantee and Collateral Agreement, dated as of June 28, 2013 (the “Guarantee and Collateral Agreement”), among the Company, Allscripts Healthcare, LLC and certain other subsidiaries party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

The obligations of the Company and each Guarantor under the Company’s new senior secured credit facilities, any swap agreements and any cash management arrangements provided by any lender, will be secured, subject to permitted liens and other agreed upon exceptions, by a perfected first priority security interest in all of the tangible and intangible assets (including, without limitation, intellectual property, material owned real property and all of the capital stock of each Guarantor and, in the case of foreign subsidiaries, up to 65% of the capital stock of first tier material foreign subsidiaries) of the Company and the Guarantors.

Subject to certain exceptions, the Company will be required to prepay the Term Facility: (i) with 100% of the net cash proceeds received from the incurrence of certain indebtedness for borrowed money; (ii) with 100% of the net cash proceeds of the sale of any assets in excess of $5 million outside the ordinary course of business (including, without limitation, insurance and condemnation proceeds) in any fiscal year, subject to reinvestment rights; and (iii) with 50% of the Company’s excess cash flow for each fiscal year, beginning with the 2013 fiscal year, minus any voluntary prepayments of the Term Loan during such fiscal year. No prepayments under clauses (ii) or (iii) above will be required to the extent that the Company’s senior secured leverage ratio is less than 2.5 to 1.0. The Company will be permitted to voluntarily prepay outstanding loans under the Company’s new senior secured credit facilities, in whole or in part, at the Company’s option in minimum amounts to be agreed upon.

The Company’s new senior secured credit facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, the Company’s ability to:

•	incur indebtedness (including guarantee obligations);

•	create liens on and sell assets;

•	engage in mergers or consolidations;

•	declare dividends and other payments in respect of the Company’s capital stock, prepay subordinated indebtedness and prepay and repurchase convertible securities;

•	make investments, loans, advances and guarantees;

•	engage in transactions with affiliates;

•	enter into sale and leaseback transactions and swap transactions; and

•	change lines of business.

In addition, the Company’s new senior secured credit facilities require the Company to maintain a minimum interest coverage ratio of 4.0 to 1.0, a maximum total leverage ratio of 4.0 to 1.0 and a maximum senior secured leverage ratio of 3.0 to 1.0. The total leverage ratio is calculated by dividing total indebtedness by earnings before interest expense, income tax expense, depreciation and amortization expense, subject to various agreed upon adjustments. The senior secured leverage ratio is calculated by dividing senior secured indebtedness by earnings before interest expense, income tax expense, depreciation and amortization expense, subject to various agreed upon adjustments. The minimum interest coverage ratio is calculated by dividing earnings before interest expense, income tax expense, depreciation and amortization expense by cash interest expense, subject to various agreed upon adjustments.

The Company’s new senior secured credit facilities also contain certain customary events of default, including relating to non-payment, breach of covenants, cross-default, bankruptcy and change of control.

The Lead Arrangers or their affiliates were initial purchasers in the Company’s recently completed offering of cash convertible notes, were parties to the cash convertible note hedge transactions and warrant transactions entered into in connection with such offering and have provided in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for the Company and its affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.

The foregoing summaries of the New Credit Agreement and the Guarantee and Collateral Agreement are qualified in their entirety by the terms and conditions of the New Credit Agreement and the Guarantee and Collateral Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this report and are incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On June 28, 2013, the Company terminated the Old Credit Agreement and the Incremental Assumption Agreement in connection with its entry into the New Credit Agreement. The senior secured credit facilities under the Old Credit Agreement consisted of a senior secured term loan facility and a $250 million senior secured revolving facility (the “Old Revolving Facility”), each with a five year term. A total of $50 million of the Old Revolving Facility was available for the issuance of letters of credit, $10 million of the Old Revolving Facility was available for swingline loans and up to $100 million of the Old Revolving Facility could have been borrowed under certain foreign currencies. The Incremental Assumption Agreement provided for a $150 million term loan with a four year term.

The foregoing summaries of the Old Credit Agreement and the Incremental Assumption Agreement are qualified in their entirety by the terms and conditions of the Old Credit Agreement and the Incremental Assumption Agreement, which were filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011, and as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 12, 2012, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Credit Agreement, dated as of June 28, 2013, by and among Allscripts Healthcare Solutions, Inc., Allscripts Healthcare, LLC, Citibank, N.A., as syndication agent, KeyBank National Association, SunTrust Bank, Deutsche Bank Securities Inc. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-documentation agents, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto.

10.2	Guarantee and Collateral Agreement, dated as of June 28, 2013, by and among Allscripts Healthcare Solutions, Inc., Allscripts Healthcare, LLC and certain other subsidiaries party thereto, and JPMorgan Chase Bank, N.A., as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2013	ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.
(Registrant)

	By:	/s/ Richard J. Poulton
Richard J. Poulton, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Credit Agreement, dated as of June 28, 2013, by and among Allscripts Healthcare Solutions, Inc., Allscripts Healthcare, LLC, Citibank, N.A., as syndication agent, KeyBank National Association, SunTrust Bank, Deutsche Bank Securities Inc. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-documentation agents, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto.

10.2	Guarantee and Collateral Agreement, dated as of June 28, 2013, by and among Allscripts Healthcare Solutions, Inc., Allscripts Healthcare, LLC and certain other subsidiaries party thereto, and JPMorgan Chase Bank, N.A., as administrative agent